                                                                       EXHIBIT E

                             HEWLETT-PACKARD COMPANY

                                  June 6, 1999

BCC Acquisition II LLC
c/o Bay City Capital
750 Battery Street, Suite 600
San Francisco, California 94111
Attention: Fred Craves

      Re: Diametrics Medical, Inc.

Dear Mr. Craves:

      Reference is made to the Common Stock Purchase Agreement between Diametrics Medical, Inc. and Hewlett-Packard Company to be entered into on the date hereof substantially in the form attached hereto as Exhibit A (the "Purchase Agreement"). All capitalized terms used but not otherwise defined in this letter shall have the meanings ascribed to them in the Purchase Agreement.

      Based on our review of Company's recent SEC filings, we understand that you have a significant ownership position in Company. The Purchaser is unwilling to enter into the Purchase Agreement absent your assurance regarding certain matters addressed in Section 9.9 of the Purchase Agreement. In order to further induce the Purchaser to enter into the Purchase Agreement and to consummate the transactions contemplated thereby, the Purchaser hereby requests that you agree as follows:

      1. Upon the written request of the Purchaser, following the closing contemplated under the Purchase Agreement, you will promptly enter into an agreement with the Purchaser in accordance with the terms of Section 9.9 of the Purchase Agreement. Such agreements will be suspended at such times, if any, during the Two-Year Period that the Purchaser's owned voting power in Company falls below (a) 12% due to transfers of Company equity by the Purchaser and/or
(b) 10% for any other reason. Such agreement shall only be effective during the Two-Year Period.

      2. You believe that, as a shareholder of Company, you will derive substantial indirect benefit from the Purchaser's execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated thereby.
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BCC Acquisition II LLC
Page 2
June 6, 1999

      Please execute a copy of this letter in the space indicated to confirm your agreement with the matters set forth in clauses (1) and (2) above, and forward the signed letter by facsimile to the attention of Ross Katchman at 650/857-4837, with hard copy to follow by U.S. Mail. Thank you for your cooperation in this matter.

                                        Sincerely,
                                        HEWLETT-PACKARD COMPANY

                                        By: /s/ Ross N. Katchman
                                           -------------------------------------
                                        Name: Ross N. Katchman
                                        Title: Corporate Counsel

Agreed to and Accepted as of the
date first above written:

BCC Acquisition II LLC

By: /s/ Fred B. Craves
   --------------------------------
Name:     Fred B. Craves
Title:    Authorized Signatory

                        SALE OF SERIES B PREFERRED STOCK
                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I SALE OF SERIES B PREFERRED STOCK ....................................1

      1.1    Sale and Issuance of Series B Preferred Stock.....................1
      1.2    Closing Dates.....................................................1
      1.3    Delivery..........................................................1
      1.4    Legend............................................................1

ARTICLE II REPRESENTATIONS AND WARRANTIES OF i-STAT ...........................2

      2.1    Organization, Standing and Power..................................2
      2.2    Capital Structure.................................................2
      2.3    Authority.........................................................3
      2.4    No Conflict.......................................................4
      2.5    Accuracy of Reports...............................................4
      2.6    Governmental Consent, etc.........................................4
      2.7    S-3...............................................................4
      2.8    Intellectual Property.............................................5

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PURCHASER .......................6

      3.1    Investment........................................................6
      3.2    Organization......................................................7
      3.3    Authorities.......................................................7
      3.4    Government Consents...............................................7
      3.5    Investigation.....................................................7
      3.6    Purchaser.........................................................8

ARTICLE IV CONDITIONS TO OBLIGATIONS OF PURCHASER .............................8

      4.1    Representations and Warranties Correct............................8
      4.2    Covenants.........................................................8
      4.3    Opinion of Company's Counsel......................................8
      4.4    No Order Pending..................................................8
      4.5    HSR Act...........................................................8
      4.6    No Law Prohibiting or Restriction of Such Sale....................8
      4.7    Compliance Certificate............................................8
      4.8    License Agreement and Distribution Agreement......................8
      4.9    Registration Rights Agreement.....................................9
      4.10   Rights Plan.......................................................9
      4.11   Authorizing Resolutions...........................................9

ARTICLE V CONDITIONS TO OBLIGATIONS OF I-STAT .................................9

      5.1    Representations and Warranties Correct............................9
      5.2    Covenants.........................................................9

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----

      5.3    No Order Pending..................................................9
      5.4    No Law Prohibiting or Restriction of Such Sale....................9
      5.5    Compliance Certificate............................................9
      5.6    License Agreement and Distribution Agreement......................9
      5.7    Registration Rights Agreement....................................10
      5.8    HSR Act..........................................................10

ARTICLE VI COVENANTS OF THE COMPANY ..........................................10

      6.1    No Objection.....................................................10
      6.2    Sale of Shares...................................................10
      6.3    Membership on the Board of Directors.............................10
      6.4    Equity Method Accounting.........................................12
      6.5    Confidential Treatment...........................................12
      6.6    Notice of Certain Transactions; Right of First Offer.............12
      6.7    HSR Act..........................................................13
      6.8    Restrictions on Amendments to the Rights Plan and Adoption
             of New Rights Plan ..............................................13
      6.9    Amendment to the Rights Plan.....................................14
      6.10   Manufacturing....................................................14
      6.11   Use of Funds; Activities in Support of Strategic Relationship....14
      6.12   Waivers..........................................................14

ARTICLE VII COVENANTS OF PURCHASER ...........................................15

      7.1    Conversion Before Sale...........................................15
      7.2    Voting...........................................................15
      7.3    Acquisition of Stock.............................................15
      7.4    Limitation on HP's Acquisition of Voting Stock...................15
      7.5    Transfers of Voting Stock........................................17
      7.7    Conversion of Preferred Stock....................................18
      7.8    Other............................................................18
      7.9    Confidential Information.........................................18
      7.10   Solicitation of Proxies..........................................19
      7.11   HSR Act..........................................................19

ARTICLE VIII RIGHT TO MAINTAIN ...............................................19

      8.1    Stock Plan Issuances.............................................19
      8.2    Other Issuances..................................................19
      8.3    Price............................................................21
      8.4    Closing..........................................................22
      8.5    Notice...........................................................22
      8.6    Rights Plan......................................................22

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----

ARTICLE IX i-STAT'S RIGHT OF FIRST REFUSAL ...................................22

      9.1    Right of First Refusal; Right of First Offer.....................22
      9.2    Assignment of Rights.............................................24

ARTICLE X DEFINITIONS ........................................................24

     10.1   Certain Definitions...............................................24

ARTICLE XI MISCELLANEOUS .....................................................26

     11.1   Termination of Agreement..........................................26
     11.2   Reasonable Efforts................................................27
     11.3   Governing Law.....................................................27
     11.4   Survival..........................................................27
     11.5   Successors and Assigns............................................27
     11.6   Entire Agreement; Amendment.......................................27
     11.7   Notices and Dates.................................................27
     11.8   Further Assurances................................................28
     11.9   Counterparts......................................................28
     11.10  Severability......................................................28
     11.11  Interpretation....................................................29
     11.12  Public Statements.................................................29
     11.13  Brokers...........................................................29
     11.14  Costs and Expenses................................................29
     11.15  No Third Party Rights.............................................29
     11.16  Specific Performance..............................................29
     11.17  Mutual Drafting...................................................30

Exhibits

      A Certificate of Designation, Preferences and Rights of Series B Preferred Stock

      B     Registration Rights Agreement

      C     Opinion of Paul, Hastings, Janofsky & Walker

      D     Company Compliance Certificate

      E     Purchaser Compliance Certificate

      F     License Agreement

      G     Distribution Agreement

      H     Rights Plan

Schedules

      Company Disclosure Schedule


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